As filed with the Securities and Exchange Commission on November 22, 2023

Registration No. 333-259316

Registration No. 333-248622

Registration No. 333-237409

Registration No. 333-235401

Registration No. 333-227273

Registration No. 333-218640

Registration No. 333-206114

Registration No. 333-194148

Registration No. 333-189491

Registration No. 333-179680

Registration No. 333-169537

Registration No. 333-162079

Registration No. 333-159747

Registration No. 333-152582

Registration No. 333-145402

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1 to Registration Statement No. 333-259316

Post-Effective Amendment No. 1 to Registration Statement No. 333-248622

Post-Effective Amendment No. 1 to Registration Statement No. 333-237409

Post-Effective Amendment No. 1 to Registration Statement No. 333-235401

Post-Effective Amendment No. 1 to Registration Statement No. 333-227273

Post-Effective Amendment No. 1 to Registration Statement No. 333-218640

Post-Effective Amendment No. 1 to Registration Statement No. 333-206114

Post-Effective Amendment No. 1 to Registration Statement No. 333-194148

Post-Effective Amendment No. 1 to Registration Statement No. 333-189491

Post-Effective Amendment No. 1 to Registration Statement No. 333-179680

Post-Effective Amendment No. 1 to Registration Statement No. 333-169537

Post-Effective Amendment No. 1 to Registration Statement No. 333-162079

Post-Effective Amendment No. 1 to Registration Statement No. 333-159747

Post-Effective Amendment No. 1 to Registration Statement No. 333-152582

Post-Effective Amendment No. 1 to Registration Statement No. 333-145402

UNDER

THE SECURITIES ACT OF 1933

VMWARE LLC†

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3292913
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification No.)

c/o Broadcom Inc.

1320 Ridder Park Drive

San Jose, California 95131

(Address of Principal Executive Offices, including zip code)

VMware, Inc. Amended and Restated 2007 Equity and Incentive Plan

VMware, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

Integrien Corporation 2002 Equity Incentive Plan

SpringSource Global, Inc. 2007 Equity Incentive Plan

VMware, Inc. 2007 Equity and Incentive Plan, as amended

VMware, Inc. 2007 Equity and Incentive Plan

B-Hive Networks, Inc. 2006 Israeli Stock Option Plan

B-Hive Networks, Inc. 2006 Israeli 3(i) Stock Option Plan

B-Hive Networks, Inc. 2007 Stock Option and Incentive Plan

VMware, Inc. 2007 Employee Stock Purchase Plan

(Full Title of the Plans)

Mark Brazeal

Chief Legal and Corporate Affairs Officer

Broadcom Inc.

1320 Ridder Park Drive

San Jose, California 95131

(408) 433-8000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David C. Karp

Ronald C. Chen

Viktor Sapezhnikov

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†

In connection with the completion of the transactions to which these Post-Effective Amendments relate, the Registrant converted into a Delaware limited liability company and changed its name from VMware, Inc. to VMware LLC.

DEREGISTRATION OF SHARES

These Post-Effective Amendments No. 1 to the Registration Statements (“Post-Effective Amendments”) filed by VMware LLC, a Delaware limited liability company (the “Registrant” or the “Company”), remove from registration all securities that remain unsold under the following registration statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (Registration No. 333-259316), as amended, filed by the Registrant with the Commission on September 3, 2021, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-248622), as amended, filed by the Registrant with the Commission on September 4, 2020, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-237409), as amended, filed by the Registrant with the Commission on March 26, 2020, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-235401), as amended, filed by the Registrant with the Commission on December 6, 2019, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-227273), as amended, filed by the Registrant with the Commission on September 11, 2018, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-218640), as amended, filed by the Registrant with the Commission on June 9, 2017, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-206114), as amended, filed by the Registrant with the Commission on August 5, 2015, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-194148), as amended, filed by the Registrant with the Commission on February 26, 2014, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-189491), as amended, filed by the Registrant with the Commission on June 20, 2013, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-179680), as amended, filed by the Registrant with the Commission on February 24, 2012, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-169537), as amended, filed by the Registrant with the Commission on September 23, 2010, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-162079), as amended, filed by the Registrant with the Commission on September 23, 2009, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-159747), as amended, filed by the Registrant with the Commission on June 4, 2009, pertaining to the registration of the securities described in the Registration Statement;

•

Registration Statement on Form S-8 (Registration No. 333-152582), as amended, filed by the Registrant with the Commission on July 28, 2008, pertaining to the registration of the securities described in the Registration Statement; and

•

Registration Statement on Form S-8 (Registration No. 333-145402), as amended, filed by the Registrant with the Commission on August 13, 2007, pertaining to the registration of the securities described in the Registration Statement.

On May 26, 2022, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Broadcom Inc., a Delaware corporation (“Broadcom”), Verona Holdco, Inc., Verona Merger Sub, Inc., Barcelona Merger Sub 2, Inc., and Barcelona Merger Sub 3, LLC. On November 22, 2023, Broadcom completed certain transactions contemplated by the Merger Agreement for the acquisition of VMware (the “Transactions”).

In connection with the completion of the Transactions, the Registrant is terminating any and all offerings of the Registrant’s securities pursuant to its existing Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Registrant hereby removes and withdraws from registration all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 22nd day of November, 2023.

VMware LLC

By:	/s/ Kirsten M. Spears
Name:	Kirsten M. Spears
Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.